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                                                              EXHIBIT EX-10.5
                           AMENDMENT NO. 6 TO THE
                     1985 STOCK OPTION AND AWARD PLAN OF
                          TRANSAMERICA CORPORATION


          TRANSAMERICA CORPORATION, having adopted the 1985 Stock Option and Award Plan of Transamerica Corporation (the "Plan"), hereby amends the Plan, effective as of January 1, 1994, as follows:

          1. Sections 1(v), 4(a)(2)(A)(iii), and 4(b)(1) are amended by substituting the phrase "Section 422 of the Code" for the phrase "Section 422A of the Code".

          2.  A new Section 1(y) is added to the Plan to read as follows:

     (y)  RULE 16b-3

          "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any future regulation amending, supplementing or superseding such regulation.

          3. The third sentence of Section 2(a) is amended in its entirety to read as follows:

     A Director shall be eligible to serve on the Committee only if he or she is a "disinterested person" under Rule 16b-3.

          4.  Section 3(c) is amended in its entirety to read as follows:

     (c)  CHANGES IN COMPANY'S SHARES

          In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, spin-off or combination of shares, appropriate adjustments shall be made by the Committee in the numerical limitation of Section 4(a)(2)(i) and in the aggregate number and kinds of shares and units which may be issued on exercise of Options or be issued or granted as Awards.

          5. Section 4(a)(2)(i) is amended in its entirety to read as follows:

          (i) Select from among the eligible key Employees the Employees to whom Options should be granted and determine the number of shares of Common Stock to be subject to such Options, provided that during any fiscal year of the Company, no key Employee shall be granted Options which cover more than 500,000 shares.

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         6.  Section 4(b)(8) is amended by substituting the phrase "Section
424 of the Code" for the phrase "Section 425 of the Code".

          7. Section 4(b)(10)(B) is amended by substituting the phrase "Section 424(d) of the Code" for the phrase "Section 425(d) of the Code".

          8.  Section 6(e) is amended in its entirety to read as follows:

     (e)  AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

          The Board or the Committee, each in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. However, only if and to the extent required to maintain the Plan's qualification under Rule 16b-3, any such amendment shall be subject to stockholder approval. In addition, as required by Rule 16b-3, the provisions of Section 7 regarding the formula for determining the amount, exercise price, and timing of Nonemployee Director Options shall in no event be amended more than once every six months, other than to comport with changes in the Code and/or ERISA. (ERISA is not applicable to the Plan.) Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Optionee or the Grantee, alter or impair any rights or obligations under any Option or Award theretofore granted. No Option or Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option intended to be an Incentive Stock Option be granted under this Plan after January 26, 2004.

          9.  Section 7(a) is amended in its entirety to read as follows:

     (a)  GRANTING OF OPTIONS

               (i) For purposes of this Section 7(a), the term "Daily Mean" shall mean the mean between the highest and lowest sale prices of the Company's Common Stock quoted in the New York Stock Exchange Composite Transactions Index for the date in question, as published in The Wall Street Journal.

               (ii) For purposes of this Section 7(a), the term "Window Period" shall mean the period of ten business days which begins on the third business day following the release of the Company's summary statement of sales and earnings for the immediately preceding fiscal year, and which ends on the twelfth business day following such release.

               (iii) For purposes of this Section 7(a), the term "Grant Date" shall mean the latest business day during a Window Period on which the Daily Mean for that date equals or most closely approximates the arithmetic mean of all of the Daily Means for all of the business days during the Window Period.

               (iv) Each Nonemployee Director who is a Nonemployee Director on January 27, 1994 and is such as of the next occurring Grant Date, automatically will receive, as of such Grant Date only, an Option to purchase 1,500 shares of Common Stock.



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              (v)  Each Nonemployee Director who becomes a Nonemployee
          Director after January 27, 1994 and who is such as of the next occurring Grant Date, automatically will receive, as of such Grant Date only, an Option to purchase 1,500 shares of Common Stock.

               (vi) Each continuing Nonemployee Director (i.e., a Nonemployee Director who, pursuant to Section 7(a)(iv) or (v), has received an initial grant of an Option to purchase 1,500 shares of Common Stock) automatically will receive, on each subsequent Grant Date on which the Nonemployee Director is such, an Option to purchase 1,500 shares of Common Stock.

          10. Sections 7(b)(1) through 7(b)(4), inclusive, are amended in their entirety to read as follows:

     (b)  TERMS OF OPTIONS

          (1)  OPTION AGREEMENT

               Each Option shall be evidenced by a written stock option agreement which shall be executed by the Optionee and the Company.

          (2)  OPTION PRICE

               The price of the shares subject to each Option shall be the Fair Market Value for such shares on the date that the Option is granted.

          (3)  EXERCISABILITY

               Each Option shall be exercisable in full commencing six months after the date that the Option is granted, provided that each Option granted during 1994 shall be exercisable in full commencing six months after the 1994 Annual Meeting of Stockholders.

          (4)  EXPIRATION OF OPTIONS

               (A) Each Option shall terminate upon the first to occur of the events listed in subparagraph (B) of this Section 7(b)(4).

               (B) (i) The expiration of ten years and one month from the date the Option was granted, subject to the provisions of clause (v), below; or

                     (ii) The expiration of three months from the date of the Optionee's termination of service as a Director, unless such termination of service results from the Optionee's death, Total Disability or Retirement, subject to the provisions of clause
               (v) below;

                    (iii) The expiration of three years from the date of the Optionee's termination of service as a Director by reason of Total Disability, subject to the provisions of clause (v) below;



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                   (iv)  The expiration of three years from the date of the
               Optionee's Retirement, subject to the provisions of clause (v) below; or

                    (v) The expiration of one year from the date of the Optionee's death, if such death occurs while the Optionee is a Director or within the three-month or three-year period referred to in (ii), (iii) or (iv), above.

          IN WITNESS WHEREOF, Transamerica Corporation, by its duly authorized Chairman of its Management Development and Compensation Committee, and by its duly authorized officer, has executed this Amendment No. 6 on the date(s) indicated below.
                                        TRANSAMERICA CORPORATION


Dated: ________________, 1994           By  _________________________
                                              Forrest N. Shumway,
                                              Chairman, Management
                                              Development and
                                              Compensation Committee



Dated: ________________, 1994           And By ______________________
                                               Title:































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